SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or

15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):

December 18, 2013

GREENFIELD FARMS FOOD, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-157281	26-2909561
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

319 Clematis Street, Suite 400

West Palm Beach, Florida 33401

 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 514-9042

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

Effective October 29, 2013, Greenfield Farms Food, Inc., (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) by and among COHP, LLC, an Ohio limited liability corporation (“COHP”); and Carmela’s Pizzeria CO, Inc., a Colorado corporation (“Carmela’s CO”), and its parent Greenfield Farms Food, Inc., a Nevada corporation (“Greenfield”) pursuant to which the Company acquired certain of the assets and liabilities of COHP including the operations of Carmela’s Pizzeria in exchange for 1,000 shares of the Company’s Series C Convertible Preferred Stock (“Series C”).

 The Series C shares are convertible, on a pro-rata basis, into that number of fully paid and non-assessable shares of Corporation’s common stock on terms that would equal 67% of the total issued and outstanding shares of the Corporation's common stock on a fully-diluted basis (the “Conversion Shares”) immediately upon approval by the Corporation’s stockholders and effectiveness of an increase in the number of authorized shares of Common Stock sufficient to issue the Conversion Shares.  The Series C Preferred Stock may be converted by the holders at any time following the approval by the Corporation’s stockholders and effectiveness of an increase in the number of authorized shares of Common Stock sufficient to issue the Conversion Shares.

On October 31, 2013, upon approval from FINRA, the Company effected a 1 for 100 reverse split of its common stock whereby the 949,839,719 pre-split shares of common stock outstanding became 9,498,413 shares post-split.  The reverse split triggered the effectiveness of an increase in authorized shares necessary for the 1,000 shares of Series C issued in the transaction to become convertible into the Conversion Shares.  Accordingly, the Series C shares are now convertible into 53,965,942 shares of the Company’s common stock at any time at the option of the holder.

Pursuant to the Agreement, the Company issued 1,000 shares of Series C stock that is convertible into 53,965,942 shares of common stock valued at $539,569 on October 31, 2013, or $0.01 per share based on the closing price of the Company’s common stock on that date.  These shares were certificated on December 11, 2013 with an effective conversion date of November 2, 2013.

During the period from October 1, 2013 through December 18, 2013, the Company issued 24,234,994 shares of our common stock upon the conversion of convertible notes payable totaling $21,353 in principal.  In addition, we incurred approximately $42,504 in losses on these conversions due to the difference in market and exercise prices on the dates of conversion for a total cost to the Company of $63,857 or $0.0026 per share.

As a result of these transactions, the Company has 87,699,349 shares issued and outstanding as of December 18, 2013

Item 9.0  Financial Statements and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Not applicable.

(d)

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENFIELD FARMS FOOD, INC.
Date: December 18, 2013	By: /s/ Henry Fong Henry Fong, Chief Financial Officer & Secretary

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